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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) AUGUST 27, 2001


                      WASHINGTON GROUP INTERNATIONAL, INC.
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               (Exact Name of Registrant as Specified in Charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


        1-12054                                           35-0565601
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(Commission File Number)                       (IRS Employer Identification No.)


        720 PARK BOULEVARD, BOISE, IDAHO                    83729
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    (Address of Principal Executive Offices)             (Zip Code)



Registrant's telephone number, including area code 208-386-5000



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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On August 27, 2001, the examiner appointed by the United States Trustee for the District of Nevada in the bankruptcy proceedings of Washington Group International, Inc. (the "Company") and its direct and indirect subsidiaries that commenced proceedings to reorganize under chapter 11 of the United States Bankruptcy Code on May 14, 2001 (collectively with the Company, the "Debtors"), submitted to the United States Bankruptcy Court for the District of Nevada (the "Bankruptcy Court") its report (the "Examiner's Report") on the reasons for the filing by the Debtors of the chapter 11 cases. The Examiner's Report, which was submitted by Jeffrey R. Truitt of KPMG LLP and KPMG LLP in their capacity as the examiner, is available at Washington Group's website: http://www.wgint.com and at the Bankruptcy Court's website, which can be accessed through a hyperlink located at Washington Group's website. No information from Washington Group's website or the Bankruptcy Court's website is incorporated into, or is a part of, this current report.

     The Examiner's Report includes certain financial information and related financial data relating to the Company and its subsidiaries (collectively, "Washington Group"). The information and data as of, and for periods ending on, dates subsequent to the end of Washington Group's fiscal year ended December 2, 1999 is unaudited, preliminary and subject to material modification. Washington Group provided such information and data to the examiner solely to assist the examiner in preparing the Examiner's Report. Persons reading the Examiner's Report therefore should not rely on such information and data to make any investment decision with respect to securities of the Company.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WASHINGTON GROUP INTERNATIONAL, INC.

                                        By: /s/ Craig G. Taylor
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                                            Craig G. Taylor
                                            Secretary


August 29, 2001